EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
We consent to the use in this Registration Statement on Form F-4 of our report dated April 7, 2008 relating to the consolidated financial statements of Suez S.A., appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the headings “Selected Suez Historical Financial Data” and “Experts” in such Prospectus.

/s/ DELOITTE & ASSOCIES and ERNST & YOUNG et Autres

Neuilly-sur-Seine, France
June 13, 2008